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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to The 1999 Director and Senior Management Stock Purchase Plan of SCPIE Holdings Inc. of our report dated February 22, 1999, with respect to the consolidated financial statements and schedule of SCPIE Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP

Los Angeles, California
June 1, 1999